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                                                                    Exhibit 4.12


                     FIRST AMENDMENT TO SECURITY AGREEMENT

     This First Amendment to Security Agreement (this "Amendment") is made and entered into as of August 10, 1999 by and between HWCC-Shreveport, Inc., a Louisiana corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts chartered trust company (the "Trustee").

                                   RECITALS:

     WHEREAS, the Company and the Trustee, pursuant to Section 9.01(a) of that certain Indenture dated as of May 19, 1999, among Hollywood Casino Corporation, as issuer, and the Company and HWCC-Tunica, Inc., a Texas corporation, as guarantors, and the Trustee (the "Indenture"), desire to amend that certain Security Agreement dated May 19, 1999, made by the Company, as debtor, to the Trustee, as trustee and secured party acting on behalf of the holders of the notes (the "Security Agreement"), as provided in this Amendment to cure an ambiguity, defect and inconsistency in the Security Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment of Security Agreement.  The Company and the Trustee hereby
        -------------------------------
        acknowledge and agree that:

        (a) Paragraph B of the Recitals is hereby deleted and is replaced in its entirety by the following paragraph:

               B. Debtor will manage that certain casino, hotel complex and related facilities located in Shreveport, Louisiana (the "Shreveport
                                                                      ----------
            Casino") pursuant to that certain Management Services Agreement,
            ------
            dated as of September 22, 1998, as amended and as may be from time to time amended (the "Management Agreement") by and between Debtor
                                  --------------------
            and QNOV, a Louisiana general partnership ("QNOV").
                                                        ----
        (b) A new Section 4.09 is hereby added as follows:

               Section 4.09.  Amendment of Management Agreement.
                              ---------------------------------
            Notwithstanding anything herein to the contrary, Debtor and QNOV may from time to time, directly or indirectly through ancillary documents, amend the terms and provisions of the Management Agreement to, among other things, limit the ability of QNOV to pay Debtor management fees under the Management Agreement in connection with obtaining financing to develop, construct, equip and operate the Shreveport Casino.
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     2. Trustee.  The Trustee shall not be responsible in any manner whatsoever
        -------
for or in respect of the validity or sufficiency of this First Amendment to Security Agreement, or for or in respect of the recital contained herein, which recital is made solely by the Company.

     3. Governing Law.  This Amendment shall be construed in accordance with
        -------------
and governed by the laws of the State of New York.

     4. Counterparts.  The parties hereto may sign any number of copies or
        ------------
counterparts of this Amendment. Each signed copy or counterpart shall be an original, but each of them together shall represent the same agreement.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                  HWCC-SHREVEPORT, INC.



                                  By: /s/ Paul C. Yates
                                     ------------------------------
                                  Name:   Paul C. Yates
                                  Title:  Chief Financial Officer


                                  STATE STREET BANK AND TRUST COMPANY



                                  By: /s/ Robert J. Dunn
                                     ------------------------------
                                  Name:  Robert J. Dunn
                                  Title:  Vice President


Acknowledged by:

HOLLYWOOD CASINO SHREVEPORT
(formerly QNOV)
  By: HCS I, Inc.,
      its managing general partner


      By: /s/ Charles F. LaFrano
         ------------------------------
      Name:  Charles F. LaFrano
      Title: Vice President

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